As filed with the Securities and Exchange Commission on April 1, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBANT S.A.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Grand Duchy of Luxembourg (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

37A Avenue J.F. Kennedy

L-1855, Luxembourg

Tel: + 352 20 30 15 96

(Address and telephone number of Registrant’s principal executive offices)

Globant, LLC

875 Howard Street, Suite 320

San Francisco, California 94103

Attn: Nicolás Pablo Kaplun

Tel: (877) 215-5230
(Name, address, and telephone number of agent for service)

Copies to:

Christopher C. Paci Stephen P. Alicanti DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Globant S.A.

Common Shares

Debt Securities

Warrants

Rights

Units

This prospectus relates to the sale of our common shares (the “common shares”), debt securities, warrants, rights and/or units by us. We refer to all of the foregoing securities collectively as the “securities” in this prospectus.

In addition, from time to time, selling securityholders to be named in an applicable prospectus supplement may offer and sell the securities held by them. We will not receive any proceeds from the sale of securities by the selling securityholders.

The prices and other terms of the securities that we or any selling securityholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus.  See “Plan of Distribution” for more information about how we or any selling securityholders may sell or dispose of our securities. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

This prospectus may not be used to offer to sell any of our securities unless accompanied by a prospectus supplement. The prospectus supplement or a free writing prospectus may add, update or change information contained in this prospectus.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “GLOB.” The debt securities, warrants, rights and units described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. Any application for listing on the NYSE or any other securities market or other exchange with respect to the securities described in this prospectus will be included, if applicable, in the applicable prospectus supplement.

You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any documents we incorporate by reference, before you invest in any of the securities.

Investing in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference herein, as well as any other documents we incorporate by reference and, if any, in the relevant prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 1, 2025.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of our securities that we or any selling securityholders may offer. Each time we or any selling securityholders sell our securities using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number or amount of securities being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific material terms related to the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in, or incorporated by reference into, this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement or free writing prospectus.

Neither we nor the selling securityholders have authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus and any applicable prospectus supplement or contained in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the selling securityholders take no responsibility for, and can provide no assurances as to the reliability of, additional, different or inconsistent information that others may give you. Neither we nor the selling securityholders has authorized any other person to provide you with different or additional information and are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, our securities are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume the information appearing in this prospectus is accurate only as of the respective dates of such information, regardless of the time of delivery of the prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States, we have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

The registration statement, of which this prospectus is a part, contains more information than this prospectus regarding us and the matters discussed in this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the SEC’s website or at the SEC’s offices as described below under the heading “Where You Can Find More Information; Incorporation by Reference.” Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference,” before making your investment decision.

Except where the context requires otherwise, references in this prospectus to “Globant,” our “Company,” “we,” “us,” and “our” are to Globant S.A., together with its consolidated subsidiaries.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

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MARKET AND INDUSTRY DATA

This prospectus and any accompanying prospectus supplement, and any document incorporated by reference into this prospectus and any accompanying prospectus supplement, may include industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by independent third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Although we believe that the market position, market opportunity and market size information included in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, is generally reliable, we have not verified the data, which is inherently imprecise. The forward-looking statements included in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, related to industry, market and competitive data position may be materially different than actual results.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements as contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements include, but are not limited to, all statements other than statements of historical facts, including, without limitation, those regarding our future financial position and results of operations, strategy, plans, objectives, goals and targets, future developments in the markets in which we operate or are seeking to operate or anticipated regulatory changes in the markets in which we operate or intend to operate. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will” or the negative of such terms or other comparable terminology. These forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to those described under the headings “Risk Factors” and “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2024. We believe our primary challenges are:

•	If we are unable to maintain the best possible resource utilization rates and productivity levels, our revenues, profit margins and results of operations may be adversely affected.

•	If we are unable to manage attrition and attract and retain highly-skilled information technology professionals, our operating efficiency and productivity may decrease, and we may not have the necessary resources to maintain client relationships and expand our business.

•	If we are unable to achieve anticipated growth, our revenues, results of operations, business and prospects may be adversely affected.

•	If we are unable to effectively manage the rapid growth of our business, our management personnel, systems and resources could face significant strains, which could adversely affect our results of operations.

•	If the pricing structures we use for our client contracts are based on inaccurate expectations and assumptions regarding the cost and complexity of performing our work, our contracts could be unprofitable, which could adversely affect our results of operations, financial condition and cash flows from operations.

•	If we were to lose the services of our senior management team or other key employees, our business operations, competitive position, client relationships, revenues and results of operations may be adversely affected.

•	If we do not continue to innovate and remain at the forefront of emerging technologies and related market trends, we may lose clients and not remain competitive, which could cause our revenues and results of operations to suffer.

•	We are subject to numerous risks associated with the evolving market for products with artificial intelligence capabilities.

•	If any of our largest clients terminates, decreases the scope of, or fails to renew its business relationship or short-term contract with us, our revenues, business and results of operations may be adversely affected.

•	Our results of operations could be adversely affected by economic and geopolitical conditions, in particular, in the markets in which we operate.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and any applicable prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described herein.

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The forward-looking statements made in this prospectus and any applicable prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus and any applicable prospectus supplement. You should not put undue reliance on any forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this prospectus and any applicable prospectus supplement, including factors beyond our ability to control or predict. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any applicable prospectus supplement, and the documents that we reference in this prospectus and any applicable prospectus supplement, and have filed as exhibits to the registration statement of which this prospectus and any applicable prospectus supplement forms a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained in, or incorporated by reference into, this prospectus. This summary may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus, including the documents incorporated by reference herein, the more detailed information regarding the Company and our securities being sold in this offering, as well as our consolidated financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in our securities. Some of the statements in this prospectus constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

We are a digitally native company that helps organizations reinvent themselves to create a way forward and unleash their potential. We are the place where innovation, design and engineering meet scale.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference to this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information; Incorporation by Reference.”

We were incorporated in 2012 as a sociéte anonyme under the laws of the Grand Duchy of Luxembourg. Our principal executive offices are located at 37A Avenue J.F. Kennedy, L-1855, Luxembourg. Our telephone number at that address is + 352 20 30 15 96. Our corporate website address is www.globant.com. Information on our website is deemed not to be a part of this prospectus and is not incorporated herein. Our common shares began trading on the NYSE under the symbol “GLOB” in connection with our initial public offering on July 18, 2014.

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RISK FACTORS

Investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

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USE OF PROCEEDS

In the case of a sale of our securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of our securities by any selling securityholder, we will not receive any of the proceeds from such sale.

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SELLING SECURITYHOLDERS

Information about the selling securityholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

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DESCRIPTION OF SHARE CAPITAL

The following is a summary of some of the terms of our common shares, based on our articles of association.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association, as amended, the form of which has been filed as an exhibit to our Annual Report on Form 20-F, which is incorporated herein by reference, and applicable Luxembourg law, including the Luxembourg law of August 10, 1915 on commercial companies as amended from time to time (loi du 10 août 1915 sur les sociétés commerciales telle que modifiée, the “Luxembourg Companies Law”). You may obtain copies of our articles of association as described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

General

We are a Luxembourg joint stock company (société anonyme) and our legal name is “Globant S.A.” We were incorporated on December 10, 2012. We are registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under number B 173 727 and have our registered office at 37A Avenue J.F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg.

Share Capital

As of February 28, 2025, our issued share capital was $53,070,327.60, represented by 44,225,273 common shares with a nominal value of $1.20 each, of which 171,565 were treasury shares held by us.

As of February 28, 2025, we had an authorized share capital, excluding the issued share capital, of $9,247,778.40, consisting of 7,706,482 common shares with a nominal value of $1.20 each.

Our shareholders’ meeting has authorized our board of directors to issue common shares within the limits of the authorized share capital at such time and on such terms as our board of directors may decide during a period ending on the fifth anniversary of the extraordinary general meeting of shareholders held on May 10, 2024, which may be renewed. Accordingly, as of February 28, 2025, our board of directors may issue up to 7,706,482 common shares.

Our authorized share capital is determined by our articles of association, as amended from time to time, and may be increased or reduced by amending the articles of association by a two-thirds majority of the vote at a quorate extraordinary general shareholders' meeting. Under Luxembourg law, our shareholders have no obligation to provide further capital to us.

Under Luxembourg law, our shareholders benefit from a pre-emptive subscription right on the issuance of common shares for cash consideration. However, our shareholders have, in accordance with Luxembourg law authorized our board of directors to waive, suppress or limit, any pre-emptive subscription rights of shareholders provided by law to the extent our board of directors deems such waiver, suppression or limitation advisable for any issue or issues of common shares within the scope of our authorized share capital. Such common shares may be issued above, at or below market value as well as above, at or below nominal value by way of incorporation of available reserves (including premium).

Form and Transfer of Common Shares

Our common shares are issued in registered form only and are freely transferable under Luxembourg law and our articles of association. Luxembourg law does not impose any limitations on the rights of Luxembourg or non-Luxembourg residents to hold or vote our common shares.

Under Luxembourg law, the ownership of registered shares is established by the entry of the name of the shareholder and the number of shares held by him or her in the shareholder register. Transfers of common shares not deposited into securities accounts are effective towards us and third parties either through the recording of a declaration of transfer into the shareholders’ register, signed and dated by the transferor and the transferee or their representatives or by us, upon notification of the transfer to, or upon the acceptance of the transfer by, us. Should the transfer of common shares not be recorded accordingly, the shareholder is entitled to enforce his or her rights by initiating the relevant proceedings before the competent courts of Luxembourg.

In addition, our articles of association provide that our common shares may be held through a securities settlement system or a professional depositary of securities. The depositor of common shares held in such manner has the same rights and obligations as if such depositor held the common shares directly. Common shares held through a securities settlement system or a professional depositary of securities may be transferred from one account to another in accordance with customary procedures for the transfer of securities in book-entry form. However, we will make dividend payments (if any) and any other payments in cash, common shares or other securities (if any) only to the securities settlement system or the depositary recorded in the shareholders’ register or in accordance with their instructions.

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Issuance of Common Shares

Pursuant to Luxembourg Companies Law, the issuance of common shares requires the amendment of our articles of association by the approval of two-thirds of the votes at a quorate extraordinary general shareholders' meeting; provided, however, that the general meeting may approve an increase in the authorized share capital and authorize our board of directors to issue common shares up to the maximum amount of such authorized unissued share capital for a five year period beginning either on the date of the relevant general meeting or the date of publication in the Recueil Electronique des Sociétés et Associations (“RESA”) of the minutes of the relevant general meeting approving such authorization. The general meeting may amend or renew such authorized share capital and such authorization of our board of directors to issue common shares.

As of February 28, 2025, we had an authorized share capital, excluding the issued share capital, of $9,247,778.40 and our board of directors was authorized to issue up to 7,706,482 common shares (subject to stock splits, consolidation of common shares or like transactions) with a nominal value of $1.20 per common share.

Our articles of association provide that no fractional shares will be issued or exist.

Pre-emptive Rights

Unless limited, waived or canceled by our board of directors in the context of the authorized share capital or pursuant to a decision of an extraordinary general meeting of shareholders issued in accordance with the provisions of the articles of association relating to amendments thereof, holders of our common shares have a pro rata pre-emptive right to subscribe for any new common shares issued for cash consideration. Our articles of association provide that pre-emptive rights can be waived, suppressed or limited by our board of directors for a period ending on the fifth anniversary of the date of extraordinary general meeting of shareholders held on May 10, 2024, which period therefore ends on May 10, 2029, in the event of an increase of the issued share capital by our board of directors within the limits of the authorized share capital.

Repurchase of Common Shares

We cannot subscribe for our own common shares. We may, however, repurchase issued common shares or have another person repurchase issued common shares for our account, subject to the following conditions:

•	the repurchase complies with the principle of equal treatment of all shareholders, except in the event such repurchase was the result of the unanimous decision of a general meeting at which all shareholders were present or represented (in addition, listed companies may repurchase their own shares on the stock exchange without an offer to repurchase having to be made to the shareholders);

•	prior authorization by a simple majority vote at an ordinary general meeting of shareholders is granted, which authorization sets forth the terms and conditions of the proposed repurchase, including the maximum number of common shares to be repurchased, the duration of the period for which the authorization is given (which may not exceed five years) and, in the case of a repurchase for consideration, the minimum and maximum consideration per common share;

•	the repurchase does not reduce our net assets (on a non-consolidated basis) to a level below the aggregate of the issued share capital and the reserves that we must maintain pursuant to Luxembourg law or our articles of association; and

•	only fully paid-up common shares are repurchased.

No prior authorization by our shareholders is required for us to repurchase our own common shares if:

•	we are in imminent and severe danger, in which case our board of directors must inform the general meeting of shareholders held subsequent to the repurchase of common shares of the reasons for, and aim of, such repurchase, the number and nominal value of the common shares repurchased, the fraction of the share capital such repurchased common shares represented and the consideration paid for such shares; or

•	the common shares are repurchased by us or by a person acting for our account in view of a distribution of the common shares to our employees.

On May 10, 2024, the general meeting of shareholders, according to the conditions set forth in article 430-15 of Luxembourg Companies Law, granted our board of directors the authorization to repurchase up to a maximum number of shares representing 20% of the issued share capital of the Company for a net purchase price being (i) no less than 50% of the lowest common share price and (ii) no more than 50% above the highest common share price, the common share price in all cases being the closing price, as reported by the New York City edition of the Wall Street Journal, or, if not reported therein, any other authoritative source to be selected by our board of directors, over the ten trading days preceding the date of the purchase (or as the case may be, the date of the commitment to the transaction). The authorization is valid for a period ending five years from the date of the general meeting or the date of period’s renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, our board of directors is authorized to acquire and sell our common shares under the conditions set forth in the minutes of such general meeting of shareholders. Such purchases and sales may be carried out for any purpose authorized by the general meeting of Globant S.A.

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On May 28, 2024, we entered into a 10b5-1 repurchase plan with HSBC Securities (USA) Inc., acting as agent for the Company, for the repurchase of an aggregate of up to 48,000 common shares in four windows, starting on July 16, 2024 and ending on March 4, 2025. The repurchase plan expired on March 7, 2025.

Capital Reduction

Our articles of association provide that our issued share capital may be reduced by a resolution adopted by a two-thirds majority of the votes at a quorate extraordinary general shareholders' meeting. If the reduction of capital results in the capital being reduced below the legally prescribed minimum, the general meeting of the shareholders must, at the same time, resolve to increase the capital up to the required level.

General Meeting of Shareholders

Any regularly constituted general meeting of our shareholders represents the entire body of shareholders.

Each of our common shares entitles the holder thereof to attend our general meeting of shareholders, either in person or by proxy, to address the general meeting of shareholders and to exercise voting rights, subject to the provisions of Luxembourg law and our articles of association. Each common share entitles the holder to one vote at a general meeting of shareholders. Our articles of association provide that our board of directors shall adopt as it deems fit all other regulations concerning the attendance to the general meeting.

A general meeting of our shareholders may, at any time, be convened by our board of directors, to be held at such place and on such date as specified in the convening notice of such meeting. Our articles of association and Luxembourg law provide that a general meeting of shareholders must be convened by our board of directors, upon request in writing indicating the agenda, addressed to our board of directors by one or more shareholders representing at least 10% of our issued share capital. In such case, a general meeting of shareholders must be convened and must be held within a period of one month from receipt of such request. One or more shareholders holding at least 5% of our issued share capital may request the addition of one or more items to the agenda of any general meeting of shareholders and propose resolutions. Such requests must be received at our registered office by registered mail at least 22 days before the date of such meeting.

Our articles of association provide that if our common shares are listed on a stock exchange, all shareholders recorded in any register of our shareholders are entitled to be admitted and vote at the general meeting of shareholders based on the number of shares they hold on a date and time preceding the general meeting of shareholders as may be established on the record date for admission to the general meeting of shareholders (the “Record Date”), which the board of directors will determine in the convening notice. Furthermore, any shareholder, holder or depositary, as the case may be, who wishes to attend the general meeting must inform us thereof no later than on the third business day preceding the date of such general meeting, or by any other date which the board of directors may determine and specify the convening notice, in a manner to be determined by our board of directors in the notice convening the general meeting of the shareholders. In the case of common shares held through the operator of a securities settlement system or with a depositary, or sub-depositary designated by such depositary, a shareholder wishing to attend a general meeting of shareholders should receive from such operator or depositary a certificate certifying the number of common shares recorded in the relevant account on the Record Date. The certificate should be submitted to us at our registered office no later than three business days prior to the date of such general meeting. In the event that the shareholder votes by means of a proxy, the proxy must be deposited at our registered office or with any of our agents, duly authorized to receive such proxies. Our board of directors may set a shorter period for the submission of the certificate or the proxy in which case this will be specified in the convening notice.

The convening of, and attendance to, our general meetings is subject to the provisions of the Luxembourg Companies Law.

General meetings of shareholders will be convened in accordance with the provisions of our articles of association and the Luxembourg Companies Law and the requirement of any stock exchange on which our shares are listed. The Luxembourg Companies Law provides -inter alia- that convening notices for every general meeting will contain the agenda and must take the form of announcements filed with the register of commerce and companies, published on the RESA, and published in a Luxembourg newspaper at least 15 days before the meeting. As all our common shares are in registered form, we may decide to send the convening notice only by registered mail to the registered address of each shareholder no less than eight days before the meeting. In that case, the legal requirements regarding the publication of the convening notice in the RESA and in a Luxembourg newspaper do not apply.

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In the event (i) an extraordinary general meeting of shareholders is convened to vote on an extraordinary resolution (See below under “Voting Rights” for additional information), (ii) such meeting is not quorate and/or (iii) a second meeting is convened, the second meeting will be convened as specified above.

Pursuant to our articles of association, if all shareholders are present or represented at a general meeting of shareholders and state that they have been informed of the agenda of the meeting, the general meeting of shareholders may be held without prior notice.

Our annual general meeting is held on the date set forth in the corresponding convening notice within six months of the end of each financial year at our registered office or such other place as specified in such convening notice.

Voting Rights

Each share entitles the holder thereof to one vote at a general meeting of shareholders.

Luxembourg law distinguishes between ordinary resolutions and extraordinary resolutions.

Ordinary Resolutions. Pursuant to our articles of association and the Luxembourg Companies Law, ordinary resolutions shall be adopted by a simple majority of votes validly cast on such resolution at a general meeting. Abstentions and nil votes will not be taken into account.

Extraordinary Resolutions. Extraordinary resolutions are required for any of the following matters, among others: (a) an increase or decrease of the authorized share capital or issued share capital, (b) a limitation or exclusion of preemptive rights, (c) an approval of a merger (fusion) or de-merger (scission), (d) a dissolution, (e) an amendment to our articles of association and (f) a change of nationality. Pursuant to Luxembourg law and our articles of association, for any extraordinary resolutions to be considered at a general meeting, the quorum must be at least 50% of our issued share capital. Any extraordinary resolution will be adopted at a quorate general meeting upon a two-thirds majority of the votes validly cast on such resolution. In case such quorum is not reached, a second meeting may be convened by our board of directors in which no quorum is required, and which must still approve the amendment with two-thirds of the votes validly cast. Abstentions and nil votes will not be taken into account.

Appointment and Removal of Directors. Members of our board of directors are elected by ordinary resolution at a general meeting of shareholders. Under our articles of association, all directors are elected for a period of up to four years, provided, however, that our directors will be elected on a staggered basis. Any director may be removed with or without cause and with or without prior notice by a simple majority vote at any general meeting of shareholders. The articles of association provide that, in case of a vacancy, our board of directors may fill such vacancy on a temporary basis by a person appointed by the remaining members of our board of directors until the next general meeting of shareholders, which will resolve on a permanent appointment. The directors will be eligible for re-election indefinitely.

Neither Luxembourg law nor our articles of association contain any restrictions as to the voting of our common shares by non-Luxembourg residents.

Amendment to Articles of Association

Shareholder Approval Requirements. Luxembourg law requires that an amendment to our articles of association be made by extraordinary resolution. The agenda of the general meeting of shareholders must include the proposed amendments to the articles of association.

Pursuant to Luxembourg Companies Law and our articles of association, for an extraordinary resolution to be considered at a general meeting, the quorum must be at least 50% of our issued share capital. Any extraordinary resolution will be adopted at a quorate general meeting (unless otherwise required by law) upon a two-thirds majority of the votes validly cast on such resolution. If the quorum of 50% is not reached at this meeting, a second general meeting may be convened, in which no quorum is required, and may approve the resolution at a majority of two-third of votes validly cast.

Formalities. Any resolutions to amend the articles of association or to approve a merger, de-merger, change of nationality, dissolution or change of nationality must be made before a Luxembourg notary and such amendments must be published in accordance with Luxembourg law.

Merger and Division

A merger by absorption whereby one Luxembourg company, after its dissolution without liquidation, transfers to another company all of its assets and liabilities in exchange for the issuance of common shares in the acquiring company to the shareholders of the company being acquired, or a merger effected by transfer of assets to a newly incorporated company, must, in principle, be approved at a general meeting of shareholders by an extraordinary resolution of the Luxembourg company, and the general meeting of shareholders must be held before a Luxembourg notary. Further conditions and formalities under Luxembourg law are to be complied with in this respect.

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Liquidation

In the event of our liquidation, dissolution or winding-up, the assets remaining after allowing for the payment of all liabilities will be paid out to the shareholders pro rata according to their respective shareholdings. Generally, the decisions to liquidate, dissolve or wind-up require the passing of an extraordinary resolution at a general meeting of our shareholders, and such meeting must be held before a Luxembourg notary.

Mandatory Takeover

Mandatory bid. In accordance with the provisions of article 8 of our articles of association any person (the “Bidder”) wishing to acquire by any means (including, but not limited to, the conversion of any financial instrument convertible into common shares), directly or indirectly, common shares of our Company (which, when aggregated with his/her/its existing common share holdings, together with any shares held by a person controlling the Bidder, controlled by the Bidder and/or under common control with the Bidder, represent at least thirty-three point thirty-three percent (33.33%) of the share capital of the Company (the “Threshold”), will have the duty to propose an unconditional takeover bid to acquire the entirety of the then-outstanding common shares together with any financial instrument convertible into common shares (the “Takeover Bid”).

The consideration for each common share and financial instrument convertible into common shares payable to each holder thereof will be the same as, payable in cash only, and not lower than the highest of the following prices:

(a)           the highest price per common shares and financial instrument convertible into common shares paid by the Bidder, or on behalf thereof, in relation to any acquisition of common shares and the financial instruments convertible into common shares within the twelve months period immediately preceding the takeover notice, adjusted as a consequence of any division of shares, stock dividend, subdivision or reclassification affecting or related to common shares and/or the financial instruments convertible into common shares; or

(b)           the highest closing sale price, during the sixty-day period immediately preceding the takeover notice, of a common share of our Company as quoted by the New York Stock Exchange, in each case as adjusted as a consequence of any division of shares, stock dividend, subdivision or reclassification affecting or related to common shares and financial instrument convertible into common shares.

No Appraisal Rights

Neither Luxembourg law nor our articles of association provide for any appraisal rights of dissenting shareholders.

Distributions

Subject to Luxembourg law, if and when a dividend is declared by the general meeting of shareholders or an interim dividend is declared by our board of directors, each common share is entitled to participate equally in such distribution of funds legally available for such purposes. Pursuant to our articles of association, our board of directors may pay interim dividends, subject to Luxembourg law.

Declared and unpaid distributions held by us for the account of the shareholders will not bear interest. Under Luxembourg law, claims for unpaid distributions will lapse in our favor five years after the date such distribution became due and payable.

Any amount payable with respect to dividends and other distributions declared and payable may be freely transferred out of Luxembourg, except that any specific transfer may be prohibited or limited by anti-money laundering regulations, freezing orders or similar restrictive measures.

Annual Accounts

Under Luxembourg law, our board of directors must prepare annual accounts and consolidated accounts. Except for certain cases as provided for by Luxembourg law, our board of directors must also annually prepare management reports on the annual accounts and consolidated accounts. The annual accounts, the consolidated accounts, management reports and auditor's reports must be available for inspection by shareholders at our registered office and on our website for an uninterrupted period beginning at least eight calendar days prior to the date of the annual ordinary general meeting of shareholders.

The annual accounts and consolidated accounts are audited by an approved statutory auditor (réviseur d'entreprises agréé).

The annual accounts and the consolidated accounts will be filed with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés of Luxembourg).

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Information Rights

Luxembourg law gives shareholders limited rights to inspect certain corporate records prior to the date of the annual ordinary general meeting of shareholders, including the annual accounts with the list of directors and auditors, the consolidated accounts, the notes to the annual accounts and the consolidated accounts, a list of shareholders whose common shares are not fully paid up, the management reports, the auditor's report and, in case of amendments to the articles of association, the text of the proposed amendments and the draft of the resulting consolidated articles of association.

In addition, any registered shareholder is entitled to receive, upon request, a copy of the annual accounts, the consolidated accounts, the auditor's reports and the management reports free of charge prior to the date of the annual ordinary general meeting of shareholders.

Board of Directors

Globant S.A. is managed by our board of directors which is vested with the broadest powers to take any actions necessary or useful to fulfill our corporate purpose with the exception of actions reserved by law or our articles of association to the general meeting of shareholders. Our articles of association provide that our board of directors must consist of at least seven members and no more than fifteen members. Our board of directors meets as often as company interests require.

A majority of the members of our board of directors present or represented at a board meeting constitutes a quorum, and resolutions are adopted by the simple majority vote of our board members present or represented. In the case of a tie, the chairman of our board shall have the deciding vote. Our board of directors may also make decisions by means of resolutions in writing signed by all directors.

Directors are elected by the general meeting of shareholders, and appointed for a period of up to four years; provided, however, that directors are elected on a staggered basis, with one-third of the directors being elected each year; and provided, further, that such term may be exceeded by a period up to the annual general meeting held following the fourth anniversary of the appointment, and each director will hold office until his or her successor is elected. The general shareholders' meeting may remove one or more directors at any time, without cause and without prior notice by a resolution passed by simple majority vote. If our board of directors has a vacancy, such vacancy may be filled on a temporary basis by a person designated by the remaining members of our board of directors until the next general meeting of shareholders, which will resolve on a permanent appointment. Any director shall be eligible for re-election indefinitely.

Within the limits provided for by applicable law and our articles of association, our board of directors may delegate to one or more directors or to any one or more persons, who need not be shareholders, acting alone or jointly, the daily management of Globant S.A. and the authority to represent us in connection with such daily management. Our board of directors may also grant special powers to any person(s) acting alone or jointly with others as agent of Globant S.A.

Our board of directors may establish one or more committees, including without limitation, an audit committee, a nominating and corporate governance committee, and a compensation committee, and for which it will, if one or more of such committees are set up, appoint members, determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable thereto. Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee.

On October 3, 2023, our board of directors established the position of lead independent director and adopted the Lead Independent Director Charter, which governs the lead independent director authority, responsibilities and duties. The charter provides that, in circumstances where the chairman of the board of directors is not independent, the members of the board of directors may resolve to appoint from among the independent directors a lead independent director.

No contract or other transaction between us and any other company or firm will be affected or invalidated by the fact that any one or more of our directors or officers is interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm. Any director or officer who serves as a director, officer or employee or otherwise of any company or firm with which we may contract or otherwise engage in business will not, by reason of such affiliation with such other company or firm only, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.

Any director who has, directly or indirectly, a conflicting interest in a transaction submitted for approval to our board of directors that conflicts with our interest, must inform our board of directors thereof and cause a record of his or her statement to be included in the minutes of the meeting. Such director may not take part in these deliberations and may not vote on the relevant transaction. At the next general meeting, before any resolution is put to a vote, a special report is to be made on any transactions in which any of the directors may have had an interest that conflicts with our interest.

No shareholding qualification for directors is required.

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Any director and other officer, past and present, is entitled to indemnification from us to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by such director in connection with any claim, action, suit or proceeding in which he or she is involved as a party or otherwise by virtue of his/her being or having been a director. We may purchase and maintain insurance for any director or other officer against any such liability.

No indemnification will be provided against any liability to our directors or executive officers by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of a director or officer. No indemnification will be provided with respect to any matter as to which the director or officer may have been finally adjudicated to have acted in bad faith and not in our interest, and no indemnification will be provided in the event of a settlement (unless approved by a court or our board of directors).

Registrars and Registers for Our Common Shares

All of our common shares are in registered form only.

We keep a register of common shares at our registered office in Luxembourg. This register is available for inspection by any shareholder. In addition, we may appoint registrars in different jurisdictions who will each maintain a separate register for the registered common shares entered therein. It is possible for our shareholders to elect the entry of their common shares in one of these registers and the transfer thereof at any time from one register to any other, including to the register kept at our registered office. However, our board of directors may restrict such transfers for common shares that are registered, listed, quoted, dealt in or have been placed in certain jurisdictions in compliance with the requirements applicable therein.

Our articles of association provide that the ownership of registered common shares is established by inscription in the relevant register. We may consider the person in whose name the registered common shares are registered in the relevant register as the owner of such registered common shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Equiniti Trust Company LLC (formerly known as American Stock Transfer & Trust Company, LLC), with an address at 6201 15th Avenue Brooklyn, New York, NY 11219.

Our common shares are listed on the NYSE under the symbol “GLOB”.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture (the “Indenture”) between us and the trustee. We have summarized select portions of the Indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the Indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the Indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the Indenture.

As used in this section only, “Globant,” “we,” “our” or “us” refer to Globant S.A. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture (see Section 2.2 of the Indenture). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the Indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount (see Section 2.1 of the Indenture). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable (see Section 2.2 of the Indenture):

•           the title and ranking of the debt securities (including the terms of any subordination provisions);

•           the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•           any limit on the aggregate principal amount of the debt securities;

•           the date or dates on which the principal of the securities of the series is payable;

•           the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•           the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•           the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•           any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•           the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•           the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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•           whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•           the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•           the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•           the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•           if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•           the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•           any provisions relating to any security provided for the debt securities;

•           any addition to, deletion of or change in the Events of Default described in this prospectus or in the Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the Indenture with respect to the debt securities;

•           any addition to, deletion of or change in the covenants described in this prospectus or in the Indenture with respect to the debt securities;

•           any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to any series of the debt securities;

•           the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory or at the option of the holders of such series of securities or the Company, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•           any other terms of the debt securities, which may supplement, modify or delete any provision of the Indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•           whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC”), or a nominee of DTC (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture (see Section 2.4 of the Indenture). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange (see Section 2.7 of the Indenture).

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You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities (see Article IV of the Indenture).

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•           we are the surviving corporation or the successor person (if other than Globant) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction, any country that is a member of the European Union or the United Kingdom and expressly or by law assumes our obligations on the debt securities and under the Indenture; and

•           immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us or to another subsidiary of the Company (see Section 5.1 of the Indenture).

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•           default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period);

•           default in the payment of principal of any security of that series at its maturity;

•           default in the performance or breach of any other covenant or warranty by us in the Indenture (other than defaults pursuant to the previous two bullets or pursuant to a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after written notice has been given to the Company by the trustee or to the trustee and the Company by the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the Indenture;

•           certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Globant;

•           any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement (see Section 6.1 of the Indenture).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities (see Section 6.1 of the Indenture). The occurrence of certain Events of Default or an acceleration under the Indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof (see Section 6.1 of the Indenture).

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If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the Indenture (see Section 6.2 of the Indenture). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the Indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power (see Section 7.1(e) of the Indenture). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (see Section 6.12 of the Indenture).

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless:

•           that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•           the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee;

•           the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request; and

•           the trustee has failed to institute the proceeding within 60 days of receipt of the holder’s written notice (see Section 6.7 of the Indenture).

Notwithstanding any other provision in the Indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment, and such right shall not be impaired without the consent of such holder (see Section 6.8 of the Indenture).

The Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the Indenture (see Section 4.3 of the Indenture). If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The Indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities (see Section 7.5 of the Indenture).

Modification and Waiver

We and the trustee may modify, amend or supplement the Indenture or the debt securities of any series without the consent of any holder of any debt security:

•           to cure any ambiguity, defect or inconsistency;

•           to comply with covenants in the Indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•           to provide for uncertificated securities in addition to or in place of certificated securities;

•           to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•           to surrender any of our rights or powers under the Indenture;

•           to add covenants or events of default for the benefit of the holders of debt securities of any series;

•           to comply with the applicable procedures of the applicable depositary;

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•           to make any change that does not adversely affect the rights of any holder of debt securities;

•           to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

•           to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the Indenture to provide for or facilitate administration by more than one trustee; or

•           to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act (see Section 9.1 of the Indenture).

We may also modify and amend the Indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•           reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•           reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•           reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•           reduce the principal amount of discount securities payable upon acceleration of maturity;

•           waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•           make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•           make any change to certain provisions of the Indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•           waive a redemption payment with respect to any debt security (see Section 9.3 of the Indenture).

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the Indenture (see Section 9.2 of the Indenture). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration (see Section 6.13 of the Indenture).

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The Indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the Indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred (see Section 8.3 of the Indenture).

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Defeasance of Certain Covenants. The Indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•           we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the Indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•           any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•           depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the Indenture and those debt securities; and

•           delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred (see Section 8.4 of the Indenture).

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release are part of the consideration for the issue of the debt securities (see Section 10.8 of the Indenture). However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture and the debt securities, including any claim or controversy arising out of or relating to the Indenture or the securities, will be governed by the laws of the State of New York.

The Indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the debt securities or the transactions contemplated thereby.

The Indenture will provide that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the Indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The Indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum (see Section 10.10 of the Indenture).

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DESCRIPTION OF OTHER SECURITIES

Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Rights

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

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The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find More Information; Incorporation By Reference” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, warrants, debt securities, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the rights, warrants, debt securities and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and certain of the securities may be represented by one or more global notes or global securities, or, collectively, global securities. Any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary of such global security to its nominee or by the nominee to the depositary of such global security, or by the depositary or its nominee to a successor depositary of such global security or to a nominee of the successor depositary of such global security.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form and represented by one or more global securities, you will receive payments and may transfer securities only through the facilities of the depositary of the global securities and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities represented by one or more global securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

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Redemption notices with respect to securities represented by one or more global securities will be sent to DTC. If less than all of the securities represented by one or more global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities represented by one or more global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form and represented by one or more global securities, we will make payments on those securities to the depositary of the global securities or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities represented by one or more global securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities represented by one or more global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities represented by one or more global securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner of securities represented by one or more global securities must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities represented by one or more global securities.

DTC may discontinue providing its services as securities depositary with respect to the securities represented by one or more global securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered for securities represented by one or more global securities.

As noted above, beneficial owners of a particular series of securities represented by one or more global securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default has occurred and is continuing with respect to such series of securities represented by one or more global securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form or book-entry form registered in the names that the depositary of such global security directs. It is expected that these directions will be based upon directions received by the depositary of the global securities from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

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Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

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PLAN OF DISTRIBUTION

General

We or any selling securityholders may sell the securities directly to purchasers or to or through underwriters, broker-dealers, agents or any other method permitted by applicable law and described in the applicable prospectus supplement, in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices, or through any combination of the foregoing. Such sales may be effected in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or services or in the over-the-counter market. We or any selling securityholders may use any one or more of the following methods when selling securities:

•	underwritten public offerings;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in privately negotiated transactions; or

•	through a combination of any of these methods of sale or by any other legally available means.

We or any selling securityholders may enter into hedging transactions from time to time in which a selling securityholder may:

•	enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of the shares, in which case such broker-dealer or other person may use the shares received from us or any selling securityholders to close out its short positions;

•	sell securities short and re-deliver shares offered by this prospectus to close out its short positions;

•	enter into options or other types of transactions that require us or any selling securityholder to deliver the shares to a broker-dealer, affiliate or third party, who will then resell or transfer the shares under this prospectus;

•	loan or pledge the shares to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus; or

•	a combination of the foregoing.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

We or any selling securityholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

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Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or any selling securityholders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us or any selling securityholders in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We or any selling securityholders may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on the NYSE. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

Selling Securityholders

The selling securityholders, and their pledgees, donees, transferees or other successors in interest, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our shares offered by a selling securityholder pursuant to a prospectus supplement remain unsold, the selling securityholder may offer those shares on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

There can be no assurance that any selling securityholder will sell any or all of the securities covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of our securities. We or any selling securityholders will bear the fees, discounts, concessions and commissions incurred by the selling securityholders in connection with resales of the securities. We may agree to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, or the selling securityholders may be entitled to contribution. The selling securityholders may agree to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling securityholders specifically for use in this prospectus.

In certain circumstances, we may restrict or suspend offers and sales or other dispositions of our securities under the registration statement of which this prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling securityholders will not be able to offer or sell or otherwise dispose of our securities under the registration statement of which this prospectus forms a part.

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We or any selling securityholders and any other person participating in the sale of our securities will be subject to the rules of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of our securities by us and selling securityholders. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Once sold under the registration statement of which this prospectus forms a part, our securities will be freely tradable in the hands of persons other than our affiliates.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a Luxembourg joint stock company (société anonyme). The majority of our assets are located outside the United States. Furthermore, the majority of our directors and officers and some experts named in this prospectus reside outside the United States and a substantial portion of their assets are located outside the United States. As a result, investors may not be able to effect service of process within the United States upon us or these persons or to enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the U.S., including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

It may also be difficult for an investor to bring an original action in a Luxembourg court predicated solely upon the civil liability provisions of the U.S. federal securities laws against us, our directors or our officers. There is doubt as to whether Luxembourg courts would permit such actions or enforce any civil liabilities thereon. Furthermore, Luxembourg law does not recognize a shareholder’s right to bring a derivative action on our behalf, except in limited cases.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid judgment in civil or commercial matters obtained from a court of competent jurisdiction in the United States may be entered and enforced through a court of competent jurisdiction in Luxembourg, subject to compliance with the enforcement procedures (exequatur). The enforceability in Luxembourg courts of judgments rendered by U.S. courts will be subject, prior to any enforcement in Luxembourg, to the procedure and the conditions set forth in the Luxembourg procedural code, which conditions may include the following as of the date of this prospectus:

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States;

•	the U.S. court had jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court has applied to the dispute the substantive law that would have been applied by Luxembourg courts;

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court has acted in accordance with its own procedural laws; and

•	the judgment of the U.S. court does not contravene Luxembourg international public policy or rules, nor has the judgment been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude a la loi).

In addition, awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages) may not be recognized by Luxembourg courts). While an ordinary award of monetary damages would not be considered as a penalty, if an award of monetary damages includes punitive damages, a Luxembourg court may consider such punitive damages a penalty.

Under our articles of association and pursuant to separate indemnification agreements, we indemnify our directors for and hold them harmless against all claims, actions, suits or proceedings brought against them, subject to limited exceptions. The rights and obligations among or between us and any of our current or former directors and officers are generally governed by the laws of the Grand Duchy of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of their capacities listed above. Although there is doubt as to whether U.S. courts would enforce this indemnification provision in an action brought in the United States under U.S. federal or state securities laws, this provision could make it more difficult to obtain judgments outside Luxembourg or from non-Luxembourg jurisdictions that would apply Luxembourg law against our assets in Luxembourg.

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LEGAL MATTERS

Arendt & Medernach S.A., Luxembourg, our Luxembourg counsel, will pass upon the validity of the securities offered by this prospectus for us with respect to the laws of the Grand Duchy of Luxembourg. Certain matters under U.S. federal and New York state law will be passed upon for us by DLA Piper LLP (US), New York, New York, our United States counsel. Counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Codebay Innovation, S.L., Common Management Solutions, S.L., Omnia Holdings Ltd, Exusia LLC and Blankfactor Group Holdings Limited because they were acquired by the Company in purchase business combinations during 2024) of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to the information and periodic reporting requirements of the Exchange Act applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act), and we fulfill our obligations with respect to these requirements by filing or furnishing reports with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our corporate website at www.globant.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate by reference the documents listed below:

•	Annual Report on Form 20-F (File No. 001-36535) for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	Report on Form 6-K furnished to the SEC on March 28, 2025; and

•	the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36535), filed with the SEC on July 11, 2014, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Company to the SEC that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the initial filing date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document that also is deemed to be incorporated by reference in this Registration Statement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

We will provide without charge, a copy of any and all of the documents referred to herein, to each person who makes a written or oral request, by writing or calling us at the following address or telephone number:

37A Avenue J.F. Kennedy

L-1855, Luxembourg

Attn: Patricio Pablo Rojo

Tel: + 352 20 30 15 96

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Globant S.A.

Common Shares

Debt Securities

Warrants

Rights

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Our directors are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations set forth below and mandatory provisions of law, every person who is, or has been, a director or officer of the Company will be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit” or “proceeding” refer to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

No indemnification, however, will be provided to any director or officer: (i) against any liability to the Company or its shareholders by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company; or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the Company’s board of directors.

The rights of indemnification described above are severable, do not affect any other rights to which any director or officer may otherwise be entitled, continue as to a person who has ceased to be such director or officer and inures to the benefit of the heirs, executors and administrators of such a person. Nothing contained in the Company’s Articles of Association affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. With respect to the liabilities and expenses, and subject to the limitations, in each case as described above, the Company is specifically entitled to provide contractual indemnification to, and may purchase and maintain insurance for any corporate personnel, including directors and officers of the Company, as the Company may decide from time to time.

Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described above will be advanced by the Company prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, who must repay such amount if it is ultimately determined that he or she is not entitled to indemnification.

The Company maintains an insurance policy that protects its directors and officers from liabilities incurred as a result of actions taken in their official capacity.

Item 9. Exhibits

The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 10. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

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(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

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(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
4.1*	Form of Warrant Agreement, including a form of warrant certificate
4.2*	Form of Rights Agreement, including a form of rights certificate
4.3*	Form of Unit Agreement, including a form of unit certificate
4.4	Form of Indenture
5.1	Opinion of Arendt & Medernach S.A., Luxembourg counsel to the Registrant
5.2	Opinion of DLA Piper LLP (US), US counsel to the Registrant
23.1	Consent of Arendt & Medernach S.A. (included in Exhibit 5.1)
23.2	Consent of DLA Piper (US) LLP (included in Exhibit 5.2)
23.3	Consent of Price Waterhouse & Co. S.R.L.
24.1	Powers of Attorney (included on signature page of this Registration Statement)
25.1*	Statement of Eligibility of Trustee under the Indenture on Form T-1
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on April 1, 2025.

GLOBANT S.A.

By:	/s/ Juan Ignacio Urthiague
Juan Ignacio Urthiague Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Martín Migoya, Martín Gonzalo Umaran and Juan Ignacio Urthiague, with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martín Migoya	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 1, 2025
Martín Migoya

/s/ Juan Ignacio Urthiague	Chief Financial Officer (Principal Financial Officer)	April 1, 2025
Juan Ignacio Urthiague

/s/ Yanina Maria Conti	Chief Accounting Officer (Principal Accounting Officer)	April 1, 2025
Yanina Maria Conti

/s/ Martín Gonzalo Umaran	Director and Chief Corporate Development Officer and President for EMEA	April 1, 2025
Martín Gonzalo Umaran

/s/ Guibert Andrés Englebienne	Director and President of Globant X and Globant Ventures – President for Latin America	April 1, 2025
Guibert Andrés Englebienne

/s/ Francisco Álvarez-Demalde	Director	April 1, 2025
Francisco Álvarez-Demalde

/s/ Andrea Mayumi Petroni Merhy	Director	April 1, 2025
Andrea Mayumi Petroni Merhy

/s/ Andrew McLaughlin	Director	April 1, 2025
Andrew McLaughlin

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Signature	Title	Date

/s/ Maria Pinelli	Director	April 1, 2025
Maria Pinelli

/s/ Alejandro Nicolás Aguzin	Director	April 1, 2025
Alejandro Nicolás Aguzin

/s/ Linda Rottenberg	Director and Lead Independent Director	April 1, 2025
Linda Rottenberg

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in the City of New York, State of New York, on April 1, 2025.

/s/ Nicolás Pablo Kaplun
Name:	Nicolás Pablo Kaplun
Title:	Authorized Representative in the United States

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